Exhibit 99.1

AITX's RAD Hosts First Global Sales Meeting, Advancing International
Expansion Following Strong ISC West Showing

Coordinated Sales Effort Targets Pipeline Conversion Across the Americas, UK, and Europe

Detroit, Michigan - March 31, 2026 - Artificial Intelligence Technology Solutions, Inc. (OTCID: AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD), today announced the completion of its first global sales conference, held immediately following ISC West 2026.

RAD Annual
Global Sales Meeting
AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
Global Expansion Now In Motion

RAD team members during the Company’s first global sales conference, aligning strategy to support international expansion and pipeline conversion.

The conference brought together RAD's sales, account management, and international distribution partners to align execution priorities following what the Company believes to be its strongest ISC West showing to date. Discussions focused on advancing international expansion initiatives, accelerating pipeline conversion into near-term opportunities, and coordinating sales efforts across North America, Latin America, the United Kingdom, and Europe.

This meeting reflects RAD's continued expansion of its global sales footprint, including the recent appointment of Technon Cyber as master distributor for Latin America and early commercial traction with its United Kingdom partner, Propertysec. Following increased enterprise engagement and channel interest at ISC West, the Company is aligning its teams to support scalable growth through regional partnerships while maintaining centralized coordination of messaging, pipeline development, and go-to-market execution.

"Our primary strategic objective is achieving positive operational cash flow, and our entire organization is aligned on the requirements necessary to pursue that goal," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "This global sales meeting reinforced the discipline, focus, and accountability required across our teams to execute on current opportunities. Just as importantly, it highlighted the strength of our culture, our commitment to customer service, and the alignment of our regional teams. We believe that we have the right team in place to execute our growth initiatives."

The conference included detailed sessions on target identification, technical solutions education, and coordinated go-to market execution across regions, with a focus on aligning sales activities to support both enterprise end users and channel-driven growth. RAD's expanding partner network, including recent master distributor appointments, is expected to play a central role in extending the Company's reach while maintaining consistency in messaging, pricing, and deployment strategy. By bringing its global sales organization together at this stage, RAD is working to ensure that increasing market demand is met with disciplined execution and repeatable sales processes.

"The level of engagement coming out of ISC West has created a meaningful increase in qualified opportunities across multiple verticals and regions," said Troy McCanna, Chief Revenue and Chief Security Officer at RAD. "This conference allowed us to align our sales and channel teams around immediate priorities, ensuring that we are moving quickly to advance these opportunities through the pipeline. The consistency of interest we are seeing, combined with our expanding partner network, positions us well as we work to convert this activity into deployments and recurring revenue."

The Company invites prospective clients, channel partners, and industry participants to connect with its team to explore how RAD's solutions can support their security and operational objectives and participate in this next phase of global expansion.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/